     As filed with the Securities and Exchange Commission on May 26, 1994
                                                            Registration No. 33-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ----------------
                            STERLING SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)
          Delaware                                   75-1873956
  (State or other jurisdiction                      (I.R.S. Employer
of incorporation or organization)                  Identification No.)
                         8080 North Central Expressway
                                   Suite 1100
                              Dallas, Texas 75206
                                 (214) 891-8600
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ----------------

                                                 With a copy to:
        JEANNETTE P. MEIER, ESQ.          CHARLES D. MAGUIRE, JR., ESQ.
        Executive Vice President,           Jackson & Walker, L.L.P.
      Secretary and General Counsel             901 Main Street
         Sterling Software, Inc.                  Suite 6000
      8080 North Central Expressway           Dallas, Texas 75202
              Suite 1100
          Dallas, Texas 75206

     (Name, address, including zip code, and
      telephone number, including area code,
      of agent for service)
                                ----------------

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                        CALCULATION OF REGISTRATION FEE

======================================================================================
Title of Each Class             Amount      Proposed      Proposed
 of Securities to                to be       Maximum      Maximum        Amount of
  be Registered                Registered   Offering     Aggregate    Registration Fee
                                             Price       Offering
                                           Per Unit(1)    Price(1)
- --------------------------------------------------------------------------------------
Common Stock, par value
$.10 per share               1,750,000        $30.00    $52,500,000       $18,103
                               shares
======================================================================================

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c), the offering price and registration fee are computed on the basis of the average of the high and low prices of the Common Stock as reported by the New York Stock Exchange on
     May 24, 1994.

                                ----------------
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS
                                1,750,000 Shares

                            STERLING SOFTWARE, INC.

                                  Common Stock

     This Prospectus relates to the offer and sale by Sterling Software, Inc. (the "Company") of up to 1,750,000 shares of the Company's common stock, par value $0.10 per share (the "Common Stock"), issuable by the Company upon exercise of options (the "Options") granted or to be granted from time to time to eligible persons pursuant to the provisions of the Company's 1992 Non-Statutory Stock Option Plan (as amended to date, the "Plan"), and the offer and sale of up to 1,750,000 shares of Common Stock by certain stockholders (the "Selling Stockholders") who will acquire such shares of Common Stock upon the exercise of the Options.

     The Selling Stockholders directly, through agents designated from time to time, or through brokers, dealers or underwriters also to be designated, may sell the Common Stock from time to time on terms to be determined at the time of sale. To the extent required, the specific Common Stock to be sold, the names of the Selling Stockholders, the purchase price, the public offering price, the names of any such agent, dealer or underwriter, and any applicable commission or discount with respect to a particular offer will be set forth in an accompanying Prospectus Supplement. See "Plan of Distribution." The Common Stock is listed for trading on the New York Stock Exchange (the "NYSE") and may be sold from time to time by the Selling Stockholders either directly in private transactions, or through one or more brokers or dealers on the NYSE, at such prices and upon such terms as may be obtainable.

     Upon any sale of the Common Stock offered hereby, the Selling Stockholders and participating agents, brokers or dealers may be deemed to be underwriters as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and commissions or discounts or any profit realized on the resale of such securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Company, however, understands that the Selling Stockholders do not admit that they are underwriters within the meaning of the Securities Act. The Company will not receive any of the proceeds from the sales of the securities offered hereby, except for proceeds from the exercise of the Options.

     No underwriter is being utilized by the Company in connection with this offering. The Company will pay all expenses incurred in connection with this offering, which are estimated to be approximately $25,503.00.

     On May 25, 1994, the closing price of the Common Stock on the New York Stock Exchange was $29.875.

                                ----------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ----------------

           The date of this Prospectus is ____________________, 1994.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the regional offices of the Commission at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60611, and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Common Stock is listed on the NYSE. Reports, proxy statements and other information concerning the Company can also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

     This Prospectus, which constitutes part of a Registration Statement filed by the Company with the Commission under the Securities Act (the "Registration Statement"), omits certain of the information contained in the Registration Statement. Reference is made to the Registration Statement and to the exhibits thereto for further information with respect to the Company and the Common Stock offered hereby. Copies of such Registration Statement are available from the Commission. Statements contained herein concerning the provisions of documents filed herewith as exhibits are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

     The Company's principal executive offices are located at 8080 North Central Expressway, Suite 1100, Dallas, Texas 75206, and its telephone number is (214) 891-8600.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed with the Commission by the Company, are incorporated herein by reference and made a part hereof:

     (i) Annual Report on Form 10-K for the year ended September 30, 1993, as amended by Form 10-K/A Amendment No. 1, filed January 26, 1994;

     (ii)   Quarterly Report on Form 10-Q for the quarter ended December 31,
            1993;

     (iii) Quarterly Report on Form 10-Q for the quarter ended March 31, 1994, as amended by Form 10-Q/A Amendment No. 1, filed May 16, 1994; and

     (iv) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (No. 0-108465), filed March 7, 1990.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of Common Stock to be made hereunder shall be deemed to be incorporated herein by reference and made a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephonic requests for copies should be directed to the Company's principal office: Sterling Software, Inc., 8080 N. Central Expressway, Suite 1100, Dallas, Texas 75206, Attention: Jeannette P. Meier, Executive Vice President, Secretary and General Counsel (telephone: (214) 891-8600).


                                USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sales of the Common Stock offered hereby, except for proceeds from the exercise of the Options. The proceeds received by the Company upon exercise of the Options will be used for general corporate purposes, including, but not limited to, operating and working capital requirements.


                              SELLING STOCKHOLDERS

     This Prospectus covers the purchase from the Company of up to 1,750,000 shares of Common Stock, in the aggregate, by the holders of the Options upon the exercise thereof in accordance with their terms and the subsequent offer and resale of such shares of Common Stock to be acquired by such holders upon the exercise of the Options.

     The Board of Directors of the Company (the "Board") or a Stock Option Committee appointed by the Board, subject to the provisions of the Plan, will determine from time to time (i) the individuals, from among the Company's full time employees and key advisors, including directors, to whom Options will be granted, (ii) the number of shares to be covered by each Option and (iii) the purchase price of Common Stock subject to each Option, which may be equal to, less than or greater than the fair market value of the Common Stock on the date of grant. Unless sooner terminated by action of the Board, the Plan will terminate on March 31, 2002, and no Options may be granted pursuant to the Plan after such date.

     The table below sets forth information concerning the Common Stock owned by the following Selling Stockholders, none of whom has, or within the past three years has had, any position, office or other material relationship with the Company, except as noted herein:


                                         Common Stock
                                          Offered for
                          Ownership of      Selling          Amount and
                          Common Stock   Stockholders'       Percentage
                            Prior to     Account Upon     of Class of after
Name                      Offering (1)     Exercise         Offering (2)
- ----                      ------------     --------         ------------
George H. Ellis             188,750 (3)      80,000          108,750 (3)(*)

Albert K. Hoover             22,188 (4)      16,250            5,938 (4)(*)

James E. Jenkins, Jr.        22,250 (5)      12,875            9,375 (5)(*)

Jeannette P. Meier          142,950 (6)      48,800           94,150 (6)(*)

Donald R. Miller, Jr.        40,000          40,000              -0- (*)

William D. Plumb            200,050 (7)     174,300           25,750 (7)(*)

Geno P. Tolari              202,500 (8)     100,000          102,500 (8)(*)

Anne Vahala                  29,000 (9)      21,500            7,500 (9)(*)

Charles J. Wyly, Jr.      1,075,444 (10)    150,000          925,444 (10)
                                                               (4.6%)

Sam Wyly                    934,100 (11)    300,000          634,100 (11)
                                                               (3.1%)

- ---------------
*  Indicates shares held are less than 1% of class.

(1) Based on ownership as of April 30, 1994. Includes shares to be acquired upon exercise of Options granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus.
(2) Based on 20,160,902 shares of Common Stock outstanding as of April 30, 1994. Assumes the exercise of all Options granted under the Plan, the exercise of which is covered by this Prospectus, and the sale of the Common Stock acquired thereby.
(3) Includes 108,750 shares purchasable pursuant to options not granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus.
(4) Includes 5,938 shares purchasable pursuant to options not granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus.
(5) Includes 9,375 shares purchasable pursuant to options not granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus.
(6) Includes 94,150 shares purchasable pursuant options not granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus.
(7) Includes 3,000 shares purchasable pursuant options not granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus, and 21,500 shares purchasable pursuant to Options granted under the Plan, the resale of which is not registered pursuant to this Registration Statement and some of which are not exercisable within 60 days of the date of this Prospectus.
(8) Includes 102,500 shares purchasable pursuant to options not granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus.

(9) Includes 750 shares purchasable pursuant to options not granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus, and 6,750 shares purchasable pursuant to Options granted under the Plan, the resale of which is not registered pursuant to this Registration Statement and some of which are not exercisable within 60 days of the date of this Prospectus.
(10) Includes 368,870 shares directly owned by family trusts of which Charles J. Wyly, Jr. is trustee. Also includes 556,574 shares held of record by two limited partnerships of which Charles J. Wyly, Jr. is general partner.
(11) Includes 195,488 shares directly owned by family trusts of which Sam Wyly is trustee. Also includes 438,612 shares held of record by two limited partnerships of which Sam Wyly is general partner.

     George H. Ellis serves as Executive Vice President and Chief Financial Officer of the Company. Albert K. Hoover serves as Vice President, Assistant Secretary and Assistant General Counsel of the Company. James E. Jenkins, Jr. serves as Vice President, Tax, and Assistant Secretary of the Company. Jeannette P. Meier serves as Executive Vice President, Secretary and General Counsel of the Company. Donald R. Miller, Jr. serves as a Director of the Company. William D. Plumb serves as Executive Vice President of the Company. Geno P. Tolari serves as Executive Vice President of the Company. Anne Vahala serves as Vice President, Corporate Communications, of the Company. Charles J. Wyly, Jr. serves as Vice Chairman of the Board. Sam Wyly serves as Chairman of the Board.

                              PLAN OF DISTRIBUTION

     The Common Stock may be issued to the Selling Stockholders from time to time by the Company upon exercise of the Options. The Common Stock may be sold from time to time to purchasers directly by any of the Selling Stockholders. Alternatively, the Selling Stockholders may from time to time offer the Common Stock through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Common Stock for whom they may act as agent. The Selling Stockholders and any underwriters, dealers or agents that participate in the distribution of the Common Stock may be deemed to be underwriters under the Securities Act, and any profit on the sale of the Common Stock by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

     At the time a particular offer of the Common Stock is made, to the extent required, a Prospectus Supplement will be distributed that will set forth the number of shares of Common Stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

     The Common Stock may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices.

                                LEGAL MATTERS

          Certain legal matters in connection with the validity of the securities offered hereby have been passed upon for the Company by Jackson & Walker, L.L.P., Dallas, Texas. Michael C. French, a partner in Jackson & Walker, L.L.P., is a director of the Company.

                                    EXPERTS

          The consolidated financial statements and financial statement schedules of the Company appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 1993, as amended by Form 10-K/A Amendment No. 1, filed January 26, 1994, have been audited by Ernst & Young, independent auditors, as set forth in their reports thereon included therein and incorporated by reference herein, which, as to the years 1992 and 1991, are based in part on the report of Arthur Andersen & Co., independent public accountants. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

No person has been authorized in connection with the offering made hereby to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be
relied upon as having been authorized by the Company.   This Prospectus does not
constitute an offer to sell or a solicitation of an offer to buy any securities to any person or by anyone in any jurisdiction where such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any date subsequent to the date hereof.

                    ----------------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                    Page
                                                    ----
                     Available Information..........  2

                     Incorporation of Certain
                        Documents by Reference......  2

                     Use of Proceeds................  3

                     Selling Stockholders...........  3

                     Plan of Distribution...........  5

                     Legal Matters..................  6

                     Experts........................  6


                                1,750,000 SHARES



                               STERLING SOFTWARE,
                                      INC.



                                  COMMON STOCK



                        --------------------------------


                                   PROSPECTUS


                       ---------------------------------


                                             , 1994
                             ----------------

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

       Item 14.  Other Expenses of Issuance and Distribution.
                 -------------------------------------------

       The estimated expenses to be incurred in connection with the issuance and distribution of the Common Stock covered by this Registration Statement, all of which will be paid by the Registrant, are as follows:

           Registration Fee.............................  $18,103.00
           Printing, Engraving and Filing Expenses......    1,300.00
           Accounting Fees and Expenses.................    3,000.00
           Legal Fees and Expenses......................    3,000.00
           Miscellaneous................................      100.00

           Total........................................  $25,503.00
                                                          ==========

       Item 15.  Indemnification of Directors and Officers.
                 -----------------------------------------

       Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers or former directors or officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. Such law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under a corporation's certificate of incorporation, bylaws, any agreement or otherwise.

       Article IX of the Company's Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Article IX of the Company's Restated Bylaws provides for indemnification of officers and directors. In addition, the Company has entered into Indemnity Agreements with each of its officers and directors pursuant to which such officers and directors may be indemnified against losses arising from certain claims, including claims under the Securities Act, which may be made by reason of their being officers or directors.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

       Item 16.  Exhibits.
                 --------

       The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3, including those incorporated herein by reference.

Exhibit
 Number   Description of Exhibit
- --------  ----------------------
1         None.

2         None.

4.1       Certificate of Incorporation of the Registrant. (1)

4.2 Certificate of Amendment of Certificate of Incorporation of the Registrant. (2)

4.3 Certificate of Amendment of Certificate of Incorporation of the Registrant. (3)

4.4       Restated Bylaws of the Registrant. (4)

4.5       Form of Common Stock Certificate. (5)

5         Opinion of Jackson & Walker, L.L.P. (6)

8         None.

12        None.

15        None.

23.1      Consent of Ernst & Young. (6)

23.2      Consent of Arthur Andersen & Co. (6)

23.3      Consent of Jackson & Walker, L.L.P. (included in its opinion filed as
          Exhibit 5 to this Registration Statement). (6)

24        Power of Attorney (appearing on page II-6 of this Registration
          Statement). (6)

25        None.

26        None.

27        None.

28        None.

99 1992 Non-Statutory Stock Option Plan of the Registrant (as amended through May 24, 1994). (6)

- ------------------------

(1) Previously filed as an exhibit to the Registrant's Registration Statement No. 2-82506 on Form S-1 and incorporated herein by reference.

(2) Previously filed as an exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1993 and incorporated herein by reference.

(3) Previously filed as an exhibit to the Registrant's Registration Statement No. 33-69926 on Form S-8 and incorporated herein by reference.

(4) Previously filed as an exhibit to the Registrant's Registration Statement No. 33-47131 on Form S-8 and incorporated herein by reference.

(5) Previously filed as an exhibit to the Registrant's Registration Statement No. 2-86825 on Form S-1 and incorporated herein by reference.

(6) Filed herewith.

    Item 17.  Undertakings.
              ------------

    (a)   The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

    Each person whose signature appears below authorizes Sterling L. Williams, George H. Ellis and Jeannette P. Meier, and each of them, each of whom may act without joinder of the others, to execute in the name of each such person who is then an officer or director of the Registrant and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney may deem appropriate.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas on the 26th day of May, 1994.



                                    STERLING SOFTWARE, INC.


                                            /s/ GEORGE H. ELLIS
                                    By:_____________________________________

                                                GEORGE H. ELLIS
                                         Name:______________________________

                                                Executive Vice President,
                                                Chief Financial Officer
                                         Title:_____________________________

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signatures                     Title                      Date
        ----------                     -----                      ----

                                 President, Chief
/s/ Sterling L. Williams         Executive Officer
__________________________         and Director               May 26, 1994
   Sterling L. Williams        (Principal Executive
                                     Officer)

                             Executive Vice President
/s/ George H. Ellis                 and Chief
__________________________       Financial Officer            May 26, 1994
    George H. Ellis          (Principal Financial and
                                Accounting Officer)
/s/ Sam Wyly
__________________________        Chairman of the             May 26, 1994
       Sam Wyly                  Board of Directors

/s/ Charles J. Wyly, Jr.
__________________________     Vice Chairman of the           May 26, 1994
   Charles J. Wyly, Jr.         Board of Directors

/s/ Evan A. Wyly
__________________________           Director                 May 26, 1994
      Evan A. Wyly

/s/ Michael C. French
__________________________           Director                 May 26, 1994
    Michael C. French

/s/ Robert J. Donachie
__________________________    Chairman of the Audit           May 26, 1994
    Robert J. Donachie        Committee and Director


/s/ Phillip A. Moore
_________________________    Executive Vice President,        May 26, 1994
    Phillip A. Moore          Technology and Director

/s/ Robert E. Cook
__________________________           Director                 May 26, 1994
     Robert E. Cook

/s/ Donald R. Miller, Jr.
__________________________           Director                 May 26, 1994
   Donald R. Miller, Jr.

                               INDEX TO EXHIBITS

                                                            Sequentially
Exhibit                                                        Numbered
Number   Description of Exhibit                                  Page
- -------  ----------------------                                  ----
1        None.

2        None.

4.1      Certificate of Incorporation of the Registrant. (1)

4.2      Certificate of Amendment of Certificate of
         Incorporation of the Registrant. (2)

4.3      Certificate of Amendment of Certificate of
         Incorporation of the Registrant. (3)

4.4      Restated Bylaws of the Registrant. (4)

4.5      Form of Common Stock Certificate. (5)

5        Opinion of Jackson & Walker, L.L.P. (6)

8        None.

12       None.

15       None.

23.1     Consent of Ernst & Young. (6)

23.2     Consent of Arthur Andersen & Co. (6)

23.3     Consent of Jackson & Walker, L.L.P.
         (included in its opinion filed as Exhibit
         5 to this Registration Statement). (6)

24       Power of Attorney (appearing on page II-6
         of this Registration Statement). (6)

25       None.

26       None.

27       None.


28       None.

99 1992 Non-Statutory Stock Option Plan of the Registrant (as amended through May 24, 1994). (6)

- ------------

(1) Previously filed as an exhibit to the Registrant's Registration Statement No. 2-82506 on Form S-1 and incorporated herein by reference.

(2) Previously filed as an exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1993 and incorporated herein by reference.

(3) Previously filed as an exhibit to the Registrant's Registration Statement No. 33-69926 on Form S-8 and incorporated herein by reference.

(4) Previously filed as an exhibit to the Registrant's Registration Statement No. 33-47131 on Form S-8 and incorporated herein by reference.

(5) Previously filed as an exhibit to the Registrant's Registration Statement No. 2-86825 on Form S-1 and incorporated herein by reference.

(6) Filed herewith.